Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER, PRESIDENT
AND CHIEF FINANCIAL OFFICER
PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)

In connection with the Quarterly Report of The Money Tree Inc. (the “Company”) on Form 10-Q for the quarter ended March 25, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Vance R. Martin, Chief Executive Officer of the Company, W. Derek Martin, President of the Company, and Steven P. Morrison, Chief Financial Officer of the Company, hereby certify pursuant to Section 906 of The Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that, to the best of our knowledge and belief:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 5/9/06	By:	/s/ Vance R. Martin
Vance R. Martin
Chief Executive Officer
(through April 15, 2006)

Date: 5/9/06	By:	/s/ W. Derek Martin
W. Derek Martin
President

Date: 5/9/06	By:	/s/ Steven P. Morrison
Steven P. Morrison
Chief Financial Officer